EXHIBIT 10.4

JOINDER AGREEMENT
This Joinder Agreement (“Joinder”) is made as of [●], 2014 by the undersigned (the “Joining Party”) in accordance with the Agreement and Plan of Merger, dated as of September 7, 2014, by and among New Remy Corp. (“New Remy”), Remy International, Inc., New Remy Holdco Corp., New Remy Merger Sub, Inc., Old Remy Merger Sub, Inc. and Fidelity National Financial, Inc. (“FNF”), as the same may be amended, modified, supplemented or restated from time to time (the “Merger Agreement”). Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Merger Agreement.
The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder, the Joining Party shall become a party to, and become jointly and severally liable with New Remy under, that certain Reorganization Agreement, dated as of September 7, 2014, by and between New Remy and FNF (the “Reorganization Agreement”). The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the applicable terms, provisions and conditions contained in each of the Reorganization Agreement.
By entering into this Joinder the Joining Party agrees and acknowledges that the Joining Party has received and read a copy of each of the Merger Agreement and the Reorganization Agreement.
IN WITNESS WHEREOF, the Joining Party has executed and entered into this Joinder on the date first written below.

Date: [●], 2014.

New Remy Holdco Corp.,
a Delaware Corporation

By:_________________________________
Name: [●]
Title: [●]

Address for Notices:

New Remy Holdco Corp.
c/o Remy International, Inc.
600 Corporation Drive
Pendleton, Indiana 46064
Attention: Legal Department
Facsimile: (765) 221-6094

12892689.1

WEIL:\44539804\3\45181.0019